UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2023, RHP Property SA, LLC, a Delaware limited liability company (“Buyer”) and a subsidiary of Ryman Hospitality Properties, Inc. (the “Company”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with BREIT JWM San Antonio LP, a Delaware limited partnership (“Resort Seller”), and BREIT JWM San Antonio TRS LLC, a Delaware limited liability company (together with Resort Seller, “Seller”), pursuant to which, and upon the terms and subject to the conditions set forth therein, Buyer will purchase from Seller the JW Marriott San Antonio Hill Country Resort & Spa located in San Antonio, Texas (“Hill Country”) and certain related assets for an aggregate purchase price of approximately $800 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Hill Country Acquisition”).

Upon execution of the Purchase Agreement, Buyer deposited $35 million into an escrow account, which amount will be (i) applied to the purchase price at the closing, (ii) released to Seller as liquidated damages in the event that Seller terminates the Purchase Agreement as a result of a material breach by Buyer of its obligations under the Purchase Agreement or (iii) released to Buyer in the event that Buyer terminates the Purchase Agreement as a result of a material breach by Seller of its obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants and is subject to customary closing conditions. The Hill Country Acquisition is expected to close in the second or third quarter of 2023.

The above summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 5, 2023, the Company issued a press release announcing the pending Hill Country Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference herein or in such filing.

ITEM 8.01	OTHER EVENTS.

In connection with the pending Hill Country Acquisition, the Company is providing the additional risk factors listed below to supplement the risk factors described in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These supplemental risk factors relate to the pending Hill Country Acquisition and should be read in conjunction with the risk factors described in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We may fail to complete the Hill Country Acquisition on a timely basis or at all.

Although we expect to complete the Hill Country Acquisition in the second or third quarter of 2023, the Hill Country Acquisition is subject to customary closing requirements and conditions, many of which are beyond our control, and there can be no assurance that the Hill Country Acquisition will be completed on the anticipated schedule or at all. If we fail to consummate the Hill Country Acquisition or should the completion of the Hill Country Acquisition be significantly delayed, we will have expended significant resources without realizing all or a portion of the intended economic benefits of the Hill Country Acquisition. Even if we consummate the Hill Country Acquisition, we may not realize the intended economic benefits. If we fail to consummate the Hill Country Acquisition, we would expect to seek to acquire another entertainment or hotel property or other investment, but we may not be able to identify suitable acquisition candidates on attractive terms or at all, or such acquisitions may take a significant amount of time to accomplish. Any failure to complete the Hill Country Acquisition could have a negative impact on our business, financial condition, results of operations and our ability to make distributions to our stockholders.

Our financial and operating results may suffer if we are unsuccessful in integrating Hill Country with our existing assets.

If we are unable to successfully integrate Hill Country with our existing assets in an efficient and effective manner following the completion of the Hill Country Acquisition, the anticipated benefits of the Hill Country Acquisition may not be realized fully, or at all, or may take longer to realize than expected and may not meet estimated growth projections or expectations. Further, we may not achieve the projected efficiencies and synergies once we have integrated Hill Country into our operations, which may lead to additional costs not anticipated at the time of the Hill Country Acquisition. An inability to realize the full extent of the anticipated benefits of the Hill Country Acquisition or any delays encountered in the integration process could have an adverse effect on our results of operations, cash flows and financial position.

Integrating Hill Country may be more difficult, costly or time consuming than expected.

The integration of Hill Country with our existing assets will require the dedication of significant management resources, which may distract management's attention from day-to-day business operations. San Antonio, Texas is a new market for us, and our relative unfamiliarity with the market may result in our having to devote additional time and expense to gain familiarity with the market and maximize operations. Many of these factors will be outside of our control and any one of them could result in delays, increased costs, decreases in revenues and diversion of management’s time and energy from ongoing business concerns, which could materially affect our financial position, results of operations and cash flows.

Each of our Gaylord Hotels currently operate, and Hill Country will operate, under a brand owned by Marriott; therefore, we are subject to risks associated with concentrating our hotel portfolio in brands owned by Marriott.

Each of our hotel properties are managed by Marriott under Marriott-owned brands, and following the closing of the Hill Country Acquisition, Marriott will manage Hill Country under the JW Marriott brand. As a result, our success is dependent in part on the continued success of Marriott and, in particular, the Gaylord Hotels and JW Marriott brands. Consequently, if market recognition or the positive perception of Marriott is reduced or compromised, the goodwill associated with the Gaylord Hotels and JW Marriott hotel in our portfolio may be adversely affected, which could negatively impact our financial condition, results of operations and our ability to service debt and make distributions to our stockholders.

We may not have discovered undisclosed liabilities of Hill Country during our due diligence process.

In the course of the due diligence review of Hill Country that we conducted prior to the execution of the Hill Country Agreement, we may not have discovered, or may have been unable to quantify, undisclosed liabilities of Hill Country. Examples of such undisclosed liabilities may include, but are not limited to, pending or threatened litigation or regulatory matters. Any such undisclosed liabilities could, whether or not we assumed such liabilities, have an adverse effect on our business, results of operations, financial condition and cash flows following the completion of the Hill Country Acquisition.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the pending Hill Country Acquisition, and the Company’s expectations for Hill Country upon the closing of the Hill Country Acquisition. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the pending Hill Country Acquisition, including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the Hill Country Acquisition, or result in the termination of the Purchase Agreement; adverse effects on the Company’s common stock because of a failure to complete the Hill Country Acquisition; and the Company’s ability to fund the Hill Country Acquisition, whether by using funds borrowed pursuant to its credit agreement or otherwise. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, this Current Report on Form 8-K and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1*	Agreement of Purchase and Sale, dated as of June 5, 2023, by and between BREIT JWM San Antonio LP and BREIT JWM San Antonio TRS LLC, as Seller, and RHP Property SA, LLC, as Buyer.

99.1	Press Release of Ryman Hospitality Properties, Inc. dated June 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.
Date: June 5, 2023	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary